UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT NO. 333-145779

UNDER

THE SECURITIES ACT OF 1933

Aspect Medical Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2985553
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

c/o Covidien

15 Hampshire Street

Mansfield, Massachusetts 02048

(508) 261-8000

(Address, including zip code, and telephone number, including area code of principal executive offices)

John H. Masterson

Senior Vice President and General Counsel

Covidien

15 Hampshire Street

Mansfield, Massachusetts 02048

(508) 261-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Keith Higgins

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

(617) 951-7000

Approximate date of commencement of proposed sale to the public Not Applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller Reporting Company	☐

This post-effective amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 of the Registrant (the “Registration Statement”) (File No. 333-145779), pertaining to the shelf registration of $125,000,000 aggregate principal amount of the Registrant’s 2.50% Convertible Senior Notes due 2014 and 8,028,250 shares of the Registrant’s common stock, $0.01 par value per share (“Common Stock”), issuable upon conversion of the 2.50% Convertible Senior Notes, which was filed with the Securities and Exchange Commission on August 29, 2007, as amended by Pre-Effective Amendment No. 1 on October 2, 2007.

Pursuant to an Agreement and Plan of Merger dated as of September 27, 2009 among United States Surgical Corporation, a Delaware corporation, (“USSC”), Transformer Delaware Corp., a Delaware corporation and a wholly owned subsidiary of USSC (“Merger Sub”), and the Registrant, Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation. The Merger became effective on November 6, 2009.

In connection with the closing of the Merger, the offerings pursuant to the Registration Statement have been terminated. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all Shares registered under the Registration Statement but not sold under the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mansfield, Commonwealth of Massachusetts, on November 9, 2009.

Aspect Medical Systems, Inc.

By:	/S/ JOHN W. KAPPLES
Name:	John W. Kapples
Title:	Vice President & Secretary, Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the registration statement on Form S-3 has been signed below by the following persons in the capacities indicated on November 9, 2009.

SIGNATURE	TITLE

/S/ RICHARD J. MEELIA	Richard J. Meelia
President (Principal Executive Officer)

/S/ CHARLES J. DOCKENDORFF	Charles J. Dockendorff
Vice President (Principal Financial Officer)

/S/ RICHARD G. BROWN	Richard G. Brown
Vice President (Principal Accounting Officer)

/S/ KEVIN G. DASILVA	Kevin G. DaSilva
Vice President & Treasurer, Director

/S/ MATTHEW J. NICOLELLA	Matthew J. Nicolella
Director